Exhibit 10.65
Omnibus Code Section 409A Compliance Policy

COLUMBUS McKINNON CORPORATION and its Affiliates (the “Company”) hereby adopts this Code Section 409A Compliance Policy (“Policy”) to be effective January 1, 2009.

WHEREAS the Company has adopted and will in the future adopt various compensation agreements, policies and plans (“Arrangements”) that are or may constitute “nonqualified deferred compensation plans” within the meaning of Internal Revenue Code (“Code”) Section 409A and the Treasury Regulations promulgated thereunder, and

WHEREAS Code Section 409A and the Treasury Regulations promulgated thereunder require that all Arrangements be in writing and compliant with Code Section 409A and the Regulations no later than December 31, 2008, and

WHEREAS the Company intends for this Policy to supplement the terms of each of its Arrangements, whether or not the Arrangement is otherwise in written form,

NOW, THEREFORE, in accordance with its authority to amend each Arrangement and/or its authority to impose unilaterally rules governing how it will administer each arrangement, the Company hereby declares that each Arrangement in existence on December 31, 2008 shall be deemed amended effective December 31, 2008, and each Arrangement not in existence on December 31, 2008 shall be deemed amended when such Arrangement comes into existence, as follows:

1. Definitions.

1.1  “Affiliate” means any entity that, with the Company, forms part of a controlled group of corporations or group of trades or businesses under common control within the meaning of Code Section 414(b) or (c).  Accordingly, an Affiliate may be any corporation or other entity that is 80 percent or more owned directly or indirectly by Columbus McKinnon Corporation

1.2  “Arrangement” means any plan, agreement, policy or other arrangement that provides for the payment of Compensation.  Without limiting the generality of the foregoing, an Arrangement may include a generally applicable Compensation plan or policy, an individual employment agreement, a change in control agreement or an equity compensation plan.

1.3  “Compensation” means “compensation” within the meaning of Code Section 61(a)(1) payable to an Employee who is a United States (“US”) citizen or US resident alien subject to US income tax with respect to the Compensation.

1.4  “Deferred Compensation” means Compensation that is payable at a time and in a manner that constitutes a “deferral of compensation” within the meaning of Regulation §1.409A-1(b)(1) or another section of the Regulations

Columbus McKinnon Corporation
Omnibus Code Section 409A Compliance Policy

1.5  “Employee” means an employee or former employee of the Company.

1.6  “Company” means Columbus McKinnon Corporation and its Affiliates.

1.7 “Regulation” or “Regulations” means the final Treasury Regulations promulgated under Code Section 409A as amended.

1.8  “Separation from Service” has the meaning provided at Regulation §1.409A-1(h).

1.9  “Specified Employee”  means an Employee who is a “specified employee” within the meaning of Code Section 409A(2)(B)(i) and Regulation § 1.409A-1(i) as determined by the Company in a uniform manner for all nonqualified deferred compensation plans maintained by the Company under written rules adopted by the Company for the identification of Specified Employees as may be in effect and compliant with Regulation § 1.409A-1(i) on the date of the Employee’s Separation from Service.  If there are no written rules adopted by the Company for the identification of Specified Employees in effect and compliant with Regulation § 1.409A-1(i) on the date of the Employee’s Separation from Service, then the default rules of Regulation § 1.409A-1(i) shall apply.  For purposes of determining “Specified Employees”, the specified employee identification date shall be March 31 and the specified employee effective date shall be July 1.

1.10  “Substantial Risk of Forfeiture” has the meaning provided at Regulation §1.409A-1(d).

2. Application of Short-term Deferral Rule.  In the case of an Arrangement that does not otherwise provide in its governing document when Compensation will be paid, such Compensation shall be paid as soon as practicable following the lapse of any Substantial Risk of Forfeiture with respect to such Compensation, within the meaning of Regulation §1.409A-1(b)(4)(i)(C), and in all events shall be paid on or before the last day of the “applicable 2-1/2 month period”, within the meaning of Regulation §1.409A-1(b)(4)(i).  Without limiting the generality of the foregoing, any bonus or other incentive pay that is payable in a Company taxable year following the Company taxable year in which it is earned shall be paid on or before the last day of the “applicable 2-1/2 month period”, within the meaning of Regulation §1.409A-1(b)(4)(i), unless the Arrangement provides for payment at another time.

3. Application of 6-Month Delay Rule.  In the case of an Arrangement that provides for payment of Deferred Compensation to a Specified Employee, which payment is triggered by the Specified Employee’s Separation from Service, unless the payment is a separate “payment” within the meaning of Regulation §1.409A-2(b)(2) that is clearly intended to be paid within the short-term deferral period provided under Regulation §1.409A-1(b)(4), or the payment is clearly intended to constitute separation pay due to involuntary separation from service within the meaning of Regulation §1.409A-1(b)(9)(iii), payment of the Deferred Compensation shall not occur sooner than the day following the date that is the 6-month anniversary of the date of the Specified Employee’s Separation from Service (“Delayed Payment Date”).

Columbus McKinnon Corporation
Omnibus Code Section 409A Compliance Policy

Unless the Arrangement provides otherwise, payment of the Deferred Compensation shall occur (in the case of a single payment) or commence (in the case of multiple payments) on or before the 90th day following the Delayed Payment Date.  If the Arrangement provides for installment or annuity payments commencing prior to the Delayed Payment Date, all installments or annuity payments that would have been paid before the Delayed Payment Date but for this 6-month delay rule, shall be paid on or before the 90th day following the Delayed Payment Date.

Unless otherwise specified by an Arrangement, no interest or other earnings shall be paid between the Specified Employee’s Separation from Service and the Delayed Payment Date.

For purposes of this Section 3, a payment is clearly intended to constitute separation pay due to involuntary separation from service within the meaning of Regulation §1.409A-1(b)(9)(iii) if the payment will be made solely in the event of an involuntary separation from service and the amount paid before the Delayed Payment Date does not exceed the limiting amount described in Regulation §1.409A-1(b)(9)(iii)(A) and such amount must be paid no later than the last day of the second calendar year following the calendar year in which the Separation from Service occurs.

4. Payment Period Overlapping Two Taxable Years.  In the case of an Arrangement that provides for payment of Deferred Compensation during a period of two or more days that overlap two taxable years of the Employee or other payee, the Employee or other payee to whom the amount is payable shall have no right to determine the taxable year in which payment occurs.

5. No Acceleration of Payments.  Any existing provision or subsequent amendment of any Arrangement that has the effect of accelerating the payment of Deferred Compensation shall be null and void except insofar as the acceleration is permitted under Regulation §1.409A-3(j).

6. Application of the Toggle Rule under Regulation §1.409A-3(c).  Except as otherwise provided in the Regulations, each deferral of compensation provision of an Arrangement that constitutes a separate “plan” under Regulation §1.409A-1(c)(2) (including any other deferral of compensation provision under the first Arrangement and/or any other Arrangement that must be aggregated with the such provision under the first Arrangement as a single “plan” under Regulation §1.409A-1(c)(2)) may designate only one time and form of payment upon the occurrence of each payment event within the meaning of Regulation §1.409A-3(a)(1), (2), (3), (5) and (6).  In the event that any such provision in violation of the Regulations designates more than one time and form of payment upon the occurrence of a payment event, the provision shall be deemed to designate as the time and form of payment for any occurrence of such payment event, the time and form of payment in effect under the provision for the earliest possible occurrence of the payment event, and with the fewest payment triggers, notwithstanding any contrary language in the first or any other Arrangement.  This Section 6 is intended to comply with Regulation §1.409A-3(c) while preserving to the extent practicable the terms of the first and any other Arrangement and shall be so construed.

Columbus McKinnon Corporation
Omnibus Code Section 409A Compliance Policy

7. Reimbursement of Expenses Incurred During Employment.  The Company’s reimbursement of an expense incurred by an Employee, if such reimbursement is includable in the Employee’s gross income, shall occur no later than the last day of the calendar year following the calendar year in which the expense was incurred.  The amount of expense eligible for reimbursement with respect to any calendar year shall not effect the amount of such expense eligible for reimbursement in any other calendar year unless otherwise permitted under the Regulations.  An Employee’s eligibility for reimbursement of an expense may not be exchanged for another benefit.

8. Reimbursement of Expenses Incurred After Employment.  The Company shall not reimburse any expense incurred after employment by an Employee, if such reimbursement is includable in the Employee’s gross income, unless such reimbursement is made pursuant to an Arrangement that provides: (1) an objectively determinable nondiscretionary definition of the expense eligible for reimbursement, and (2) only for reimbursement of expenses incurred during an objectively and specifically prescribed period (which may be the lifetime of the former Employee).  In addition, any such Arrangement shall be deemed to provide that: (1) the amount of expense eligible for reimbursement with respect to any calendar year shall not effect the amount of such expense eligible for reimbursement in any other calendar year unless otherwise permitted under the Regulations, (2) the reimbursement shall occur no later than the last day of the calendar year following the calendar year in which the expense was incurred, and (3) the Employee’s eligibility for reimbursement of the expense may not be liquidated or exchanged for another benefit.

9. Provision of in-kind Benefits After Employment.  The Company shall not provide any in-kind benefit to an Employee after the individual has ceased to be employed by the Company unless the in-kind benefit is provided pursuant to an Arrangement that provides: (1) an objectively determinable nondiscretionary definition of the in-kind benefit to be provided, and (2) only for the provision of the in-kind benefit during an objectively and specifically prescribed period (which may be the lifetime of the  Employee).  In addition, any such Arrangement shall be deemed to provide that: (1) the amount of the in-kind benefit provided in any calendar year shall not effect the amount of such in-kind benefit provided in any other calendar year unless otherwise permitted under the Regulations, and (2) the Employee’s eligibility for the in-kind benefit may not be liquidated or exchanged for another benefit.  This Section 9 is limited to in-kind benefits that are includable in the Employee’s gross income.

Columbus McKinnon Corporation
Omnibus Code Section 409A Compliance Policy

10. Tax Gross-up Payments.  Any Arrangement that provides for tax gross-up payments to be paid to or on behalf of an Employee shall be deemed to provide that payment will be made by the end of the Employee’s taxable year next following the Employee’s taxable year in which the Employee remits the related taxes.  For purposes of this section, the term “tax gross-up payment” refers to a payment to reimburse the Employee in an amount equal to all or a designated portion of the Federal, state, local, or foreign taxes imposed upon the Employee as a result of Compensation paid or made available to the Employee by the Company, including the amount of additional taxes imposed upon the Employee due to the Company's payment of the initial taxes on such Compensation.  In addition, any Arrangement that provides a right to the reimbursement of expenses incurred due to a tax audit or litigation addressing the existence or amount of a tax liability, whether Federal, state, local, or foreign, shall be deemed to provide that payment of the reimbursement will be made by the end of the Employee's taxable year following the Employee's taxable year in which the taxes that are the subject of the audit or litigation are remitted to the taxing authority, or where as a result of such audit or litigation no taxes are remitted, the end of the Employee's taxable year following the Employee's taxable year in which the audit is completed or there is a final and nonappealable settlement or other resolution of the litigation.

11. Deferral of Compensation Paid for Final Payroll Period.  Unless an Arrangement provides otherwise, Compensation payable after the last day of the Employee's taxable year solely for services performed during the final payroll period described in Code Section 3401(b) containing the last day of the Employee's taxable year, where such amount is payable pursuant to the timing arrangement under which the Company normally compensates Employees for services performed during a payroll period described in Code Section 3401(b), is treated as compensation for services performed in the subsequent taxable year in which the payment is made.  Any amendment of an Arrangement to add a provision providing for a differing treatment of such compensation may not be effective for 12 months from the date the amendment is executed and enacted.

12. Disputed payments and refusals to pay.  If the Company fails to make a payment  of Deferred Compensation in whole or in part as of the date specified under an Arrangement, either intentionally or unintentionally, other than with the express or implied consent of the Employee, the payment will be treated as made upon the date specified under the Arrangement if the Employee accepts the portion (if any) of the payment that the Company is willing to make (unless such acceptance will result in a relinquishment of the claim to all or part of the remaining amount), makes prompt and reasonable, good faith efforts to collect the remaining portion of the payment, and any further payment (including payment of a lesser amount that satisfies the obligation to make the payment) is made no later than the end of the first taxable year of the Employee in which the Company and the Employee enter into a legally binding settlement of such dispute, the Company concedes that the amount is payable, or the Company is required to make such payment pursuant to a final and nonappealable judgment or other binding decision.  For purposes of this Section, efforts to collect the payment will be presumed not to be prompt, reasonable, good faith efforts, unless the Employee provides notice to the Company within 90 days of the latest date upon which the payment could have been timely made in accordance with the terms of the Arrangement and the Regulations, and unless, if not paid, the Employee takes further enforcement measures within 180 days after such latest date.  This Section 12 does not apply indemnification payments which are not subject to Code Section 409A.

Columbus McKinnon Corporation
Omnibus Code Section 409A Compliance Policy

13. Compliance with Section 409A.  This Policy is intended avoid the imposition of  additional taxes and penalties under Section 409A of the Code, whether by reason of the form or the operation of any Arrangement.  The Policy shall at all times be interpreted, construed, and administered with respect to Arrangements so as to avoid insofar as possible the imposition of additional taxes and other penalties under Section 409A of the Code.  This Policy is adopted with the intent to cause Arrangements to achieve compliance with Code Section 409A and the Regulations and shall be construed accordingly.  Any provision in this Policy that is found to conflict with the Regulations shall be deemed inoperative

IN WITNESS WHEREOF, this Policy has been executed by a duly authorized officer of Columbus McKinnon Corporation on the date indicated below the signature.

Columbus McKinnon Corporation

By:

Title:

Date:

Columbus McKinnon Corporation
Omnibus Code Section 409A Compliance Policy

The undersigned employee of Columbus McKinnon Corporation (the “Company”) agrees that the foregoing Omnibus Code Section 409A Compliance Policy shall be applicable to any agreements between the Company and the undersigned concerning the payment of deferred compensation by the Company to the Undersigned.

Employee:

Signature

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